Exhibit 23.4

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                        [CAPITAL RESOURCES GROUP, INC.
                                  LETTERHEAD]







                                                June 20, 1996




Board of Directors
Amsterdam Federal Savings and
  Loan Association
161 Church Street
Amsterdam, New York 12010-4242

Dear Board of Members:

     We hereby consent to the use of our firm's name, Capital Resources Group, Inc. ("CRG") in the Application for Approval of Conversion filed by Amsterdam Federal Savings and Loan Association for permission to convert to a capital stock savings bank and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Amsterdam Federal Savings and Loan Association provided by CRG. We also consent to the use of our firm's name and references to our Report in the Form S-1 Registration Statement filed by AFSALA Bancorp, Inc.

                                                Very truly yours,


                                                /s/ Michael B. Seiler


                                                Michael B. Seiler
                                                Senior Vice President